SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

PXRE Group Ltd.
(Exact name of registrant as specified in its charter)

September 3, 2003
Date of Report (Date of earliest event reported)

Bermuda	1-15259	98-0214717
(State or other juris- diction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Swan Building 26 Victoria Street Hamilton HM 12 Bermuda	P.O. Box HM 1282 Hamilton HM FX Bermuda
(Address of principal executive offices) (Zip Code)

(441) 296-5858
(Registrant’s telephone number, including area code)

Item 9. Regulation FD Disclosure

PXRE Group Ltd. (“PXRE”) will participate in Keefe Bruyette & Woods’ 2003 Insurance Conference (the “KBW Conference”), which will be held at The Pierre Hotel in New York City, September 3 and 4, 2003. Representing PXRE at the conference will be Jeffrey Radke, President and Chief Executive Officer, and John Modin, Senior Vice President and Chief Financial Officer. PXRE’s investor presentation is scheduled at 8:50 a.m. ET on Thursday, September 4, 2003, and will be available to investors via a live audio webcast. A link to the conference webcast can be found at the Company’s website, www.pxregroup.com, or at www.kbw.com, and the event will be available for replay for a period of 90 days using the same links. A copy of the PowerPoint presentation material to be presented by PXRE at the KBW Conference is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Note: The information in this report and Exhibit 99.1 attached hereto are furnished pursuant to Item 9 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

Forward-Looking Statements and Qualifications

Statements in this report (or those made during the September 4, 2003 investor presentation) that are not strictly historical are forward-looking and are based upon current expectations and assumptions of management. Statements included herein (or therein), as well as statements made by or on behalf of PXRE in its communications and discussions with investors and analysts in the normal course of business through meetings, phone calls and conference calls, which are not historical in nature are intended to be, and are hereby identified as, “forward-looking statements” for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 as amended. These forward-looking statements, identified by words such as “anticipate,” “expect,” “outlook,” or variations of such words or similar expressions, are based upon current expectations and are subject to risk and uncertainties. PXRE cautions investors and analysts that actual results or events could differ materially from those set forth or implied by the forward-looking statements and related assumptions, depending on the outcome of certain important factors including, but not limited to, the following: (i) significant catastrophe losses or losses under other coverages, the timing and extent of which are difficult to predict; (ii) changes in the level of competition in the reinsurance or primary insurance markets that impact the volume or profitability of business (these changes include, but are not limited to, the intensification of price competition, the entry of new competitors, existing competitors exiting the market and competitors’ development of new products); (iii) the lowering or loss of one of the financial or claims paying ratings of PXRE’s or one or more of PXRE’s subsidiaries; (iv) changes in the demand for reinsurance, including changes in the amount of risk that PXRE’s clients elect to maintain for their own account; (v) adverse development on loss reserves related to business written in current and prior years; (vi) lower than estimated retrocessional recoveries on unpaid losses, including the effects of losses due to a decline in the creditworthiness of PXRE’s retrocessionaires; (vii) increases in interest rates, which cause a reduction in the market value of PXRE’s interest rate sensitive investments, including its fixed income investment portfolio and potential underperformance in PXRE’s finite coverages; (viii) decreases in interest rates causing a reduction of income earned on net cash flow from operations and the reinvestment of the proceeds from sales, calls or maturities of existing investments and shortfalls in cash flows necessary to pay fixed rate amounts due to finite contract counterparties; (ix) market fluctuations with respect to PXRE’s portfolio of hedge funds and other privately held securities: liquidity risk, credit risk and market risk; (x) foreign currency fluctuations resulting in exchange gains or losses; (xi) a contention by the United States Internal Revenue Service that PXRE or PXRE’s offshore subsidiaries are subject to U.S. taxation; and (xii) changes in tax laws, tax treaties, tax rules and interpretations. In addition to the factors outlined above that are directly related to PXRE’s business, PXRE is also subject to general business risks, including, but not limited to, adverse state, federal or foreign legislation and regulation, adverse publicity or news coverage, changes in general economic factors, the loss of key employees and other factors set forth in PXRE’s SEC filings. The factors listed above should not be construed as exhaustive. Therefore, actual results or outcomes may differ materially from what is expressed or forecasted in such forward-looking statements.

PXRE undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events (including catastrophe events), or otherwise.

Item 7. Exhibits

Exhibit No.	Description

99.1	PXRE Group Ltd. Investor Presentation – Keefe, Bruyette & Woods, Inc. 2003 Insurance Conference, September 4, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PXRE GROUP LTD.

Dated: September 3, 2003	By: /s/ Jeffrey L. Radke
Jeffrey L. Radke